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                                                                     EXHIBIT  23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Varian Associates, Inc. on Forms S-8 (Nos. 33-46000, 33-33661, 33-33660, 2-
95139, and 33-1425) and Forms S-8 and S-3 (No. 33-40460) of our reports dated October 21, 1998, on our audits of the consolidated financial statements and financial statement schedule of Varian Associates, Inc. as of October 2, 1998 and September 26, 1997 and for each of the three fiscal years in the period ended October 2, 1998, which reports are included or incorporated by reference in this Form 10-K.



                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP



San Jose, California
December 29, 1998